U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2008

ENABLE IPC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51590 (Commission File Number)	38-3718471 (I.R.S. Employer Identification Number)

29033 Avenue Sherman, Unit 202

Valencia, California 91355

 (Address of principal executive offices)

(661) 775-9273

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Effective October 1, 2008, Enable IPC Corporation (“Enable IPC” or “we” or “our” or “us”) entered into an LLC Membership Purchase Agreement (the “Agreement”) with SolRayo, LLC, a Wisconsin limited liability company (“SolRayo”) for the purchase of Class A Membership Interests (the “Interests”) in SolRayo equal to 50.01% of SolRayo’s total outstanding membership interests.  In consideration for the issuance and sale of the Interests, we have agreed to provide to SolRayo in kind contributions with an aggregate value of $250,000, pursuant to the terms and conditions of that certain $250,000 clean energy grant received by SolRayo from the Wisconsin Energy Independence Fund (as further described in Item 2.01).

Concurrently with our execution of the Agreement, we also entered into a First Amendment to Operating Agreement (the “First Amendment”), dated October 1, 2008, with the two existing members of SolRayo.  The First Amendment effected certain changes to the management of SolRayo consistent with our acquisition of a controlling interest.

Prior to entering into the Agreement, we were a party, with SolRayo, to a Joint Development Agreement, dated March 29, 2007, pursuant to which we provided cash and stock payments to support the development of certain ultracapacitor technology licensed by us from the University of Wisconsin through its Wisconsin Alumni Research Fund.  We provided funding to SolRayo of an aggregate of $87,340 before the termination of the Joint Development Agreement in January 2008.  Since that time, two of SolRayo’s key technicians have entered into consulting arrangements with us for the further development of this technology under the supervision of our Chief Technical Officer, Dr. Mark Daugherty.  Except as described above, there is no material relationship between us, our affiliates, and SolRayo.

The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement itself, a copy of which is will be filed in our next Quarterly Report on Form 10-Q.

A copy of our press release dated September 30, 2008 regarding the SolRayo acquisition is included as an exhibit to this report.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On October 1, 2008, we acquired a controlling interest in SolRayo.  For information about this acquisition, see the discussion in Item 1.01 above which is incorporated herein by reference.

On October 1, 2008, we announced that SolRayo has been awarded a $250,000 clean energy grant (the “Grant”) from the State of Wisconsin, in conjunction with Wisconsin Governor Jim Doyle’s Clean Energy Wisconsin program.  The Grant will be distributed by the Wisconsin Energy Independence Fund.  SolRayo will use the funds to defray development costs and to support further research and development leading to the commercialization of new clean energy technologies.

A copy of our press release dated October 1, 2008 regarding the Grant is included as an exhibit to this report.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.

Description

99.1

Press release dated September 30, 2008, issued by Enable IPC Corporation

99.2

Press release dated October 1, 2008, issued by Enable IPC Corporation

A copy of the Agreement described in Item 1.01 above will be filed with our next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 1, 2008

Enable IPC Corporation

By:

/s/ David A. Walker

David A. Walker

Chief Executive Officer

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